Exhibit 23.1

J&S ASSOCIATE PLT 202206000037 (LLP0033395-LCA) & AF002380 (Registered with PCAOB and MIA) B-11-14, Megan Avenue II, 12, Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia	Tel: (+60) 3 4813 9469 Email: info@jns-associate.com Website: jns-associate.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to inclusion in this Registration Statement on Form F-1 of Cuprina Holdings (Cayman) Limited (the Company), of our report dated June 5, 2026 and April 27, 2026, on our audit of the consolidated financial statements of Cuprina Holdings (Cayman) Limited as of December 31, 2025.

We also consent to the reference to our Firm under the caption “Experts” appearing in such Registration Statement.

/s/ J&S Associate PLT

Kuala Lumpur, Malaysia

July 7, 2026